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                                                                 Exhibit (e)(6)

[GRAPHIC]   The AIG Life Companies (U.S.)
--------------------------------------------------------------------------------

                            EXECUTIVE ADVANTAGE(SM)

                         DOLLAR COST AVERAGING REQUEST

Policy Number: ________ Policyholder:

_____________________________________________________
                           (Last Name, First Name, Middle Name)

Insured: __________________________________ Social Security No.:
________-________-

________________________________
          (Last Name, First Name, Middle Name)

For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.

Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

Guaranteed Account                                                     ____ %

AllianceBernstein Variable Products Series Fund Inc.
Growth Portfolio - Class A                                             ____ %
Growth & Income Portfolio - Class A                                    ____ %
Large Cap Growth Portfolio - Class A                                   ____ %
Small Cap Growth Portfolio - Class A                                   ____ %

American Century Variable Portfolios, Inc.
VP Income & Growth Fund                                                ____ %
VP International Fund                                                  ____ %

BlackRock Variable Series Funds, Inc.
BlackRock Basic Value V.I. Fund - Class I                              ____ %
BlackRock Fundamental Growth V.I. Fund - Class I                       ____ %
BlackRock Government Income V.I. Fund - Class I                        ____ %
BlackRock Value Opportunities V.I. Fund - Class I                      ____ %

Credit Suisse Trust
Emerging Markets Portfolio                                             ____ %
Global Small Cap Portfolio                                             ____ %
International Focus Portfolio                                          ____ %
Large Cap Value Portfolio                                              ____ %
Mid-Cap Core Portfolio                                                 ____ %
Small Cap Core I Portfolio                                             ____ %

Fidelity Variable Insurance Products
VIP Balanced Portfolio - Initial Class                                 ____ %
VIP Contrafund Portfolio - Initial Class                               ____ %
VIP Index 500 Portfolio - Initial Class                                ____ %

Franklin Templeton Variable Insurance Products
Money Market Fund - Class 1                                            ____ %
Developing Markets Securities Fund - Class 2                           ____ %
Foreign Securities Fund - Class 2                                      ____ %
Growth Securities Fund - Class 2                                       ____ %

Goldman Sachs Variable Insurance Trust
Strategic International Equity Fund                                    ____ %
Structured U.S. Equity Fund                                            ____ %

J.P. Morgan Series Trust II
Small Company Portfolio                                                ____ %

Neuberger Berman Advisers Management Trust
AMT Partners Portfolio                                                 ____ %

PIMCO Variable Insurance Trust
High Yield Portfolio - Admin. Class                                    ____ %
Long-Term U.S. Gov't Portfolio - Admin. Class                          ____ %
Real Return Portfolio - Admin. Class                                   ____ %
Short-Term Portfolio - Admin. Class                                    ____ %
Total Return Portfolio - Admin. Class                                  ____ %

The Universal Institutional Funds, Inc.
Emerging Markets Equity Portfolio - Class I                            ____ %
Core Plus Fixed Income Portfolio - Class I                             ____ %
High Yield Portfolio - Class I                                         ____ %
Mid Cap Growth Portfolio - Class I                                     ____ %
U.S. Mid Cap Value Portfolio - Class I                                 ____ %


AIG Retirement Company I
International Equities Fund                                            ____ %
Mid Cap Index Fund                                                     ____ %
Small Cap Index Fund                                                   ____ %

Vanguard Variable Insurance Fund
Total Bond Market Index Portfolio                                      ____ %
Total Stock Market Index Portfolio                                     ____ %

Dollar Cost Averaging Executive Advantage 04/07

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Select one transfer option:

    [_] $______per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

    [_] Entire current balance in the Money Market Subaccount over ______ months (maximum 24).

         I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

         I understand that automatic transfers will remain in effect until one of the following occurs:

           1. My balance in the Money Market Subaccount is depleted;

           2. You receive my written request to cancel future transfers;

           3. You receive notification of the Insured's death;

           4. The Policy ends without value; or

           5. I submit a new Dollar Cost Averaging Request form.

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.


------------------------------------  -----------------------------------
Signature of Insured                  Signature of Policyholder (if
                                      other than Insured)

____________________________ ___, 20__
Date Signed

Dollar Cost Averaging Executive Advantage 04/07